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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 of both our report dated February 2, 2000 relating to the financial statements of Numerical Technologies, Inc. and our report dated January 21, 2000 relating to the financial statements of Transcription Enterprises Limited, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California

April 5, 2000